Exhibit 10.1

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of December 28, 2012, by and between OXFORD FINANCE LLC (“Oxford”), the Lenders listed on Schedule 1.1 hereof or otherwise party thereto from time to time (each a “Lender” and collectively, the “Lenders”), including Oxford in its capacity as a Lender, and OMEROS CORPORATION, a Washington corporation (“Borrower”) whose address is 201 Elliott Avenue West, Seattle, WA 98119.

RECITALS

A. Oxford and Borrower have entered into that certain Loan and Security Agreement dated as of October 21, 2010 (as amended from time to time, including by that certain Consent and First Amendment to Loan and Security Agreement dated as of February 3, 2011, that certain Second Amendment to Loan and Security Agreement dated as of March 25, 2011, that certain Third Amendment to Loan and Security Agreement dated as of June 13, 2011, that certain Fourth Amendment to Loan and Security Agreement dated as of February 1, 2012 and that certain Fifth Amendment to Loan and Security Agreement dated as of July 23, 2012, as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Lenders (i) extend additional credit to Borrower; (ii) extend the interest-only period with respect to the existing Growth Capital Advances; and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1(a) (Availability). Section 2.1.1(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Availability.

(i) Subject to the terms and conditions of the Loan Agreement, Oxford loaned to Borrower the Closing Date Advance and the Tranche 2 Advance. As of the Sixth Amendment Date, the outstanding principal balances of the Closing Date Advance and the Tranche 2 Advance (collectively, the “Original Growth Capital Loans”) are as set forth on Schedule 1.1 hereof.

(ii) Subject to the terms and conditions of this Agreement, Lenders agree, severally and not jointly, to lend to Borrower, on the Sixth Amendment Date, an advance (the “Tranche 3 Advance” and, collectively with the Original Growth Capital Loans, the “Growth Capital Advances” and each, individually, a “Growth Capital Advance”) in the amount of Seven Million One Hundred Seventy-Six Thousand Six Hundred Three Dollars and 04/100 ($7,176,603.04). After repayment, no Growth Capital Advance may be re-borrowed.”

2.2 Section 2.1.1(b) (Repayment). Section 2.1.1(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(b) Repayment. Borrower shall make monthly payments of interest only on account of the Growth Capital Advances commencing on the first (1st) Payment Date following the Funding Date of the Tranche 3 Advance, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Growth Capital Amortization Date. Borrower agrees to pay, on the Funding Date of the Tranche 3 Advance, (i) any initial partial monthly interest payment otherwise due for the period between the Funding Date of the Tranche 3 Advance and the first Payment Date thereof and (ii) any accrued and unpaid interest on the Original Growth Capital Loans owing as of such Funding Date. Commencing on the Growth Capital Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal and interest, in arrears, to each Lender, as calculated by Oxford (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of Growth Capital Advances, (2) the effective rate of interest, as determined in Section 2.2(a), and (3) a repayment schedule equal to thirty-six (36) months. All unpaid principal and accrued and unpaid interest with respect to the Growth Capital Advances is due and payable in full on the Maturity Date. The Growth Capital Advances may only be prepaid in accordance with Sections 2.1.1(d) and/or 2.1.1(e).”

2.3 Section 2.1.1 (Permitted Prepayment). Clause (d) of Section 2.1.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(d) Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all of the Growth Capital Advances made by Lender under this Agreement, provided Borrower, (i) provides written notice to Lender of its election to prepay such Growth Capital Advances at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal amount of the Growth Capital Advances being prepaid, plus accrued interest thereon through the prepayment date, (B) the Final Payment on account of such Growth Capital Advances, (C) the Prepayment Fee on account of such Growth Capital Advances, plus (D) all other sums that have become due and payable, including Lender Expenses, if any, and interest at the Default Rate with respect to any past due amounts. Notwithstanding anything in this Agreement to the contrary, if Borrower refinances the Obligations under this Agreement with another credit facility provided by Lender to Borrower primarily for such purpose, then the Prepayment Fee otherwise due hereunder shall not be due and payable.”

2.4 Section 2.2(a) (Interest Rate). Section 2.2(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Interest Rate. Subject to Section 2.2(b), the principal amount outstanding under the Growth Capital Advances shall accrue interest, which interest shall be payable monthly, in arrears, in accordance with Section 2.2(e) below, at a fixed per annum rate equal to the LIBOR Rate, as of the Funding Date of the Tranche 3 Advance, plus the LIBOR Margin; provided that, prior to the Sixth Amendment Date, the Closing Date Advance and the Tranche 2 Advance were accruing interest at the per annum rates of 8.550% and 8.558%, respectively. Interest shall accrue on the principal amount outstanding under each Growth Capital Advance through and including the day on which such Growth Capital Advance is paid in full.”

2.5 Section 13.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:

“Final Payment” means a fee (in addition to and not a substitution for any other payment due hereunder) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Growth Capital Advance, or (c) the prepayment of the Growth Capital Advances pursuant to Section 2.1.1(d) or (e), equal to Twenty Million Dollars ($20,000,000.00) multiplied by the Final Payment Percentage.

“Final Payment Percentage” is seven percent (7.00%).

“Growth Capital Amortization Date” means January 1, 2014.

“LIBOR Margin” is 8.92%.

“LIBOR Rate” means the interest rate per annum (rounded upward, if necessary, to the nearest 1/10,000th of one percent (0.0001%)) equal to the greater of (i) LIBOR on the Sixth Amendment Date and (ii) thirty-three one hundredths of one percent (0.33%).

“Maturity Date” is December 1, 2016, or such earlier date as any Growth Capital Advance or any portion of the Obligations is accelerated, whether by prepayment or otherwise.

“Original Growth Capital Loans” is defined in Section 2.1.1(a)(i).

“Perfection Certificate” means a completed perfection certificate signed by an officer of Borrower and delivered to Oxford on the Sixth Amendment Date.

“Promissory Notes” means the outstanding promissory notes issued by Borrower to the Lenders, as amended by the corresponding allonge attached hereto, and the promissory notes issued on the Sixth Amendment Date in substantially the forms attached hereto.

“Sixth Amendment Date” means December 28, 2012.

“Tranche 3 Advance” is defined in Section 2.1.1(a)(ii).

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Lenders to enter into this Amendment, Borrower hereby represents and warrants to Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Lender on the Closing Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Lender of (i) this Amendment by each party hereto; (ii) the Disbursement Letter attached hereto; (iii) the Secured Promissory Notes attached hereto; (iv) the Allonges attached hereto; (v) the Secretary’s Certificate, in substantially the form attached hereto; (vi) the Amended and Restated Lien Subordination Agreement, duly executed by the parties thereto; (vii) opinions of Borrower’s legal counsel, in form and content reasonably acceptable to Oxford; (viii) a Post-Closing Letter, in form and content reasonably acceptable to Oxford; (ix) the Perfection Certificate of Borrower; and (x) Borrower’s payment (from the proceeds of the Tranche 3 Advance) of (a) the accrued balance of the Final Payment under the Loan Agreement (calculated as of the date of this Amendment) in the amount of Five Hundred Eighty Seven Thousand Seven Hundred Forty One Dollars and 92/100 ($587,741.92); (b) a facility fee in the amount of Fifty Thousand Dollars ($50,000.00); and (c) all Lender Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER:		BORROWER:

OXFORD FINANCE LLC		OMEROS CORPORATION

By:	/s/ Mark Davis	By:	/s/ Gregory A. Demopulos
Name:	Mark Davis	Name:	Gregory A. Demopulos, M.D.
Title:	Vice President – Finance, Secretary & Treasurer	Title:	Chairman & CEO

LENDER:

OXFORD FINANCE FUNDING TRUST 2012-01 BY: Oxford Finance LLC, as servicer

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President – Finance,Secretary & Treasurer

[Signature Page to Sixth Amendment to Loan and Security Agreement]

SCHEDULE 1.1

Lenders and Commitments

Closing Date Advance

Lender	Commitment Amount; Outstanding Balance	Commitment Percentage
OXFORD FINANCE FUNDING TRUST 2012-01	$6,411,560.12	100.00%
TOTAL	$6,411,560.12	100.00%

Tranche 2 Advance

Lender	Commitment Amount; Outstanding Balance	Commitment Percentage
OXFORD FINANCE FUNDING TRUST 2012-01	$6,411,836.84	100.00%
TOTAL	$6,411,836.84	100.00%

Original Growth Capital Loans

Lender	Commitment Amount; Outstanding Balance	Commitment Percentage
OXFORD FINANCE FUNDING TRUST 2012-01	$12,823,396.96	100.00%
TOTAL	$12,823,396.96	100.00%

Tranche 3 Advance

Lender	Commitment Amount	Commitment Percentage
OXFORD FINANCE LLC	$7,176,603.04	100.00%
TOTAL	$7,176,603.04	100.00%

Growth Capital Advances

(Aggregate)

Lender	Commitment Amount	Commitment Percentage
OXFORD FINANCE FUNDING TRUST 2012-01	$12,823,396.96	64.1169848%
OXFORD FINANCE LLC	$7,176,603.04	35.8830152%
TOTAL	$20,000,000.00	100.00%